Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

Capital Clean Energy Carriers Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Equity	Common shares, par value $0.01 per share	457(c)	20,000,000	$21.98(1)	$439,600,000.00(1)	0.00015310

	Total Offering Amounts					$439,600,000.00(1)		$67,302.76

	Total Fees Previously Paid

	Total Fee Offsets

	Net Fee Due							$67,302.76

(1)

In accordance with Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), for the purpose of calculating the registration fee, the Proposed Maximum Offering Price Per Unit is based on the average of the high and low prices for the Registrant’s common shares as reported on the Nasdaq Global Select Market on June 5, 2025, rounded up to the nearest cent.